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                                                                      EXHIBIT 14




           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the caption "Exhibit A - Form of Agreement and Plan of Reorganization - Representations and Warranties (Sections 4.1(i) and 4.2(g))" and under the caption "Financial Highlights" in the Proxy Statement/Prospectus of Munder Series Trust and to the references to our firm under the caption "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Fund's Statement of Additional Information dated October 31, 2004 which is incorporated by reference, and to the use of our reports dated August 13, 2004 on the Munder Micro-Cap Equity Fund and Munder Small Company Growth Fund (two of the portfolios constituting Munder Series Trust) included in their Annual Reports to Shareholders for the fiscal year ended June 30, 2004, both of which are incorporated by reference in this Registration Statement (Form N-14) dated December 13, 2004.


                                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
December 10, 2004